As filed with the Securities and Exchange Commission on [________, 2005]

Registration No.___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mentor Corporation
 (Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-0950791
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

201 Mentor Drive
Santa Barbara, California 93111
(Address, Including Zip Code, of Principal Executive Offices)

Mentor Corporation
Employee Stock Purchase Plan
 (Full Title of the Plan)

Joshua H. Levine
President and Chief Executive Officer
Mentor Corporation
201 Mentor Drive
Santa Barbara, California 93111
(805) 879-6000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Wayne S. Jacobsen, Esq.
O'Melveny & Myers LLP
610 Newport Center Drive, Suite 1700
Newport Beach, California 92660
(949) 760-9600

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.10 per share	400,000(1) shares	$48.95(2)	$19,580,000(2)	$2,305(2)

(1)   This Registration Statement covers, in addition to the number of shares of Mentor Corporation, a Minnesota corporation (the "Company" or the "Registrant"), common stock, par value $0.10 per share (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Mentor Corporation Employee Stock Purchase Plan (the "ESPP") as a result of one or more adjustments under the ESPP to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)   Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on October 17, 2005, as quoted on the New York Stock Exchange.

      The Exhibit Index for this Registration Statement is at page 8.

2

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.             Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)        The Company's Annual Report on Form 10-K for its fiscal year ended March 31, 2005, filed with the Commission on June 14, 2005, as subsequently amended on July 29, 2005 (Commission File No. 001-31744);

(b)        The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2005, filed with the Commission on August 9, 2005 (Commission File No. 001-31744);

(c)        The Company's Current Reports on Form 8-K, filed with the Commission on October 18, 2005, October 11, 2005, September 20, 2005, August 2, 2005, June 2, 2005, May 18, 2005 and May 3, 2005 (Commission File No. 001-31744); and

(d)        The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on July 22, 2003 (Commission File No. 001-31744), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.             Description of Securities

Not applicable.

Item 5.             Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by A. Christopher Fawzy. Mr. Fawzy is the General Counsel of the Company and is compensated by the Company as an employee. Mr. Fawzy owns 0 shares of Common Stock and Company stock options to acquire up to 39,750 shares of Common Stock. In addition, Mr. Fawzy owns 20,000 restricted shares of Company common stock. Mr. Fawzy is eligible to participate in the ESPP.

3

Item 6.             Indemnification of Directors and Officers

            Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

            Section 4.01 of the Amended and Restated Bylaws of the Company provides that the Company shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or as required or permitted by provisions of law; provided, however, that such Company shall not make advances to any person other than a director of the Company or of another corporation at least 80% of the Common Stock of all classes of which are owned directly or indirectly by the Company (a "Subsidiary") or an officer of the Company or of a Subsidiary who is elected by the directors of the Company or Subsidiary; and provided, further, that the Company shall not indemnify any person, other than a director of the Company or of a Subsidiary, or an officer of the Company or of a Subsidiary, who is elected by the directors, in respect of any judgment, penalty, fine, excise tax, settlement, expense or other matter for which such person shall have been finally determined to be liable by reason of his or her negligence, recklessness or willful misconduct.

            As permitted by the Minnesota Statutes, Article IX of the Company's Composite Restated Articles of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which the director derived any improper personal benefit, or (v) for any act or omission occurring prior to the effective date of Article IX.

            The Company has purchased directors' and officers' liability insurance.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

4

Item 7.             Exemption from Registration Claimed

Not applicable.

Item 8.             Exhibits

See the attached Exhibit Index at page 8, which is incorporated herein by reference.

Item 9.             Undertakings

(a)       The undersigned Registrant hereby undertakes:

                       (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                   (i)         To include any prospectus required by Section 10(a)(3) of the Securities Act;

                                   (ii)        To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                                   (iii)        To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                       (2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on October 20, 2005.

MENTOR CORPORATION

By: /s/Joshua H. Levine
      Joshua H. Levine
      President and Chief Executive Officer

6

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joshua H. Levine and Loren L. McFarland, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Joshua H. Levine Joshua H. Levine	Director, President and Chief Executive Officer (Principal Executive Officer)	October 20, 2005
/s/Loren L. McFarland Loren L. McFarland	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 20, 2005
/s/Joseph E. Whitters Joseph E. Whitters	Chairman of the Board	October 13, 2005
Michael L. Emmons	Director
Walter W. Faster	Director
/s/Eugene G. Glover Eugene G. Glover	Director	October 13, 2005
/s/Michael Nakonechny Michael Nakonechny	Director	October 18, 2005
/s/Ronald J. Rossi Ronald J. Rossi	Director	October 13, 2005
/s/Jeffrey W. Ubben Jeffrey W. Ubben	Director	October 13, 2005
/s/Richard W. Young Dr. Richard W. Young	Director	October 13, 2005
7

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.

Mentor Corporation Employee Stock Purchase Plan.  (Filed as Appendix B to the Company's Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on August 9, 2005 (Commission File No. 001-31744) and incorporated herein by this reference.)

5.	Opinion of Company Counsel (opinion re legality).
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.3	Consent of Counsel (included in Exhibit 5).
24.	Power of Attorney (included in this Registration Statement under "Signatures").

8